Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Dynamic Applications Corp.
Ramat Gan, Israel

I hereby consent to the incorporation in this Registration Statement on Form 10/A my report dated November 16, 2012, relating to the Financial Statements for the fiscal years ended December 31, 2011 and 2010.

/S/ Michael F. Cronin

Michael F. Cronin

Certified Public Accountant

May 13, 2013